Instructions as to Use of GSE Systems, Inc.
                              Subscription Warrants

                          (Consult GSE Systems, Inc. or
                     Your Bank or Broker with any Questions)

         The following instructions relate to a rights offering (the 'Rights Offering') by GSE Systems, Inc., a Delaware corporation ('GSE Systems'), to the holders of its Common Stock (the 'Common Stock'), as described in GSE Systems' Prospectus dated [ _____ ,] 2001 (the 'Prospectus'). Holders of record of shares of Common Stock at the close of business on [ _________ ], 2001 (the 'Record Date') are receiving 0.711 subscription Rights (collectively, the 'Rights') for each share of Common Stock held on the Record Date. No fractional Rights will be granted; if a fractional Right would have been calculated for a holder as a result of the ratio described above, the number of Rights to be granted to such holder has been rounded up to the nearest whole Right.

         Holders of Rights are entitled to purchase one (1) share of Common Stock for each whole Right (the 'Basic Subscription Privilege'), upon payment of $2.53 in cash per share (the 'Subscription Price'). In this Rights Offering, GSE Systems is distributing an aggregate of approximately [ ____________ ] Rights exercisable to purchase an aggregate of approximately [ ____________ ] shares of Common Stock (the 'Shares').

         In addition, subject to the proration described below, each holder of Rights that fully exercises its Basic Subscription Privilege also has the right to subscribe for additional Shares at the Subscription Price (the 'Oversubscription Privilege'). Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the expiration date. If the Shares so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such available Shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of Shares each such holder has purchased pursuant to its Basic Subscription Privilege to the extent of such holder's subscription. See the discussion set forth under 'The Rights Offering' in the Prospectus. The Rights will expire on [ ___________ ], 2001, at 5:00 p.m., Eastern Time, unless extended (the 'Expiration Date').

         The number of Rights to which you are entitled is printed on the face of your Subscription Warrant. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on the back of your Subscription Warrant and returning the certificate to Continental Stock Transfer & Trust Company (sometimes referred to herein as the 'Subscription Agent') in the envelope provided.

         In order to exercise Rights, the Subscription Agent must have received from you prior to 5:00 p.m. Eastern Time on the Expiration Date, (1) your Subscription Warrant properly executed and delivered by you, or you must have timely complied with the guaranteed delivery requirements for your Subscription Warrants, and (2) payment of the full Subscription Price for each share you wish to purchase under the Basic Subscription Privilege and the Oversubscription Privilege, including final clearance of any checks. You may not revoke any exercise of a Right.

         For a more complete description of the Rights Offering, as well as GSE Systems' reasons for making the offering, please refer to the Prospectus. Copies of the Prospectus are available upon request from:

                                  Gill Grady
                                  Sr. Vice President, Investor Relations
                                  GSE Systems, Inc.
                                  9189 Red Branch Road
                                  Columbia, MD  21045
                                  Phone 1-800-638-7912 or (410) 772-3500
                                  Fax:  (410) 772-3599
                                  Email: investor@gses.com

1. Subscription Privilege

          To exercise Rights, complete Form 1 and send your properly completed and executed Subscription Warrant, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of Shares being subscribed for by (a) check or bank draft drawn upon a U.S. bank or U.S. postal money order payable to Continental Stock Transfer & Trust Company, as Subscription Agent for GSE Systems, Inc., or (b) wire transfer of same day funds to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent for such purpose at JP Morgan Chase Bank, New York, NY, ABA No. 021 000 021, Acct. No. 475-500717 for the benefit of GSE Systems, Inc., Attention: Continental Stock Transfer & Trust Company as agent for GSE Systems, Inc.

         The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified or cashier's check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) collected funds in the Subscription Agent's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

         Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the 'Notice of Guaranteed Delivery') to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of a Subscription Warrant, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an 'Eligible Institution'). Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Warrant, the number of Rights being exercised pursuant to the Basic Subscription Privilege, and the number of Shares of Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Warrants within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Warrant must be received by the Subscription Agent within three American Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from GSE Systems, at the address, or by calling the telephone number, indicated below.

         Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and GSE Systems, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more Shares of Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

         The address and facsimile numbers of the Subscription Agent, Continental Stock Transfer & Trust Company, are as follows:

                   Continental Stock Transfer & Trust Company
                         Attn: Reorganization Department
                                   2 Broadway
                            New York, New York 10004
                    Telephone: (212) 509-4000, extension 535
                               Fax: (212) 616-7610

         The address, telephone and facsimile numbers of GSE Systems, Inc. for inquiries, information or requests for additional documentation is as follows:


                                   Gill Grady
                     Sr. Vice President, Investor Relations
                                GSE Systems, Inc.
                              9189 Red Branch Road
                               Columbia, MD 21045
                     Phone 1-800-638-7912 or (410) 772-3500
                               Fax: (410) 772-3599
                          Email: investor@gses.com

         If you exercise less than all of the Rights evidenced by your Subscription Warrant by so indicating in Form 1 of your Subscription Warrant, at your election the Subscription Agent will issue to you a new Subscription Warrant evidencing the unexercised Rights. However, if you choose to have a New Subscription Warrant sent to you, you may not receive it in sufficient time to permit you to exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Shares to be purchased according to the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the maximum number of Rights that may be exercised for the Subscription Price payment delivered by you. If the Subscription Price payment you deliver exceeds the amount required to exercise your Basic Subscription Privilege, you will be deemed to have exercised your Oversubscription Privilege to the extent both such funds and Shares are available. Payments for Shares exceeding the number available pursuant to your Oversubscription Privilege will be refunded to you (without interest) as soon as practicable following the Expiration Date.

2. Deliveries.

         You will receive the following deliveries and payments to the address shown on the face of your Subscription Warrant.

         (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Basic Subscription Privilege certificates representing Shares purchased pursuant to such exercise.

         (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege certificates representing the number of Shares allocated to such Rights holder pursuant to such exercise.

         (c)  Cash Payments. As soon as practicable after the Expiration
Date, the Subscription Agent will mail to each Rights holder any excess funds, without interest, received that cannot be used to purchase whole Shares.


3. To Exercise Rights through a Bank or Broker or to Transfer Rights.

         (a) Exercise of Rights through a Bank or Broker. To exercise all the Rights evidenced by a Subscription Warrant through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Warrant to your bank or broker. Your Subscription Warrant should be delivered to your bank or broker in ample time for it to be exercised. Because your bank or broker cannot issue Subscription Warrants, if you wish to exercise less than all of the Rights evidenced by a Subscription Warrant, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not exercised, or you or your bank or broker must first have your Subscription Warrant divided into Subscription Warrants of appropriate denominations by following the instructions in item 4 below. The Subscription Warrants evidencing the number of Rights unexercised can then be transferred by your bank or broker in accordance with the instructions in this item 3(a).

         (b) Transfer of Rights to a Permitted Transferee. As a general matter, neither the Rights nor the Subscription Warrants are transferable and the Subscription Agent is not authorized to recognize the validity of any purported transfer, except that the Rights holder may transfer the Rights in whose name the Subscription Warrant was issued to a Permitted Transferee (as defined below) of such Rights holder if it has established to the Subscription Agent's satisfaction that the transferee is a Permitted Transferee of such Rights holder. To transfer all of your Rights to a Permitted Transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the Subscription Warrant and have your signature guaranteed by an Eligible Institution. A Subscription Warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Warrant issued. Because only the Subscription Agent can issue Subscription Warrants, if you wish to transfer less than all of the Rights evidenced by your Subscription Warrant to a Permitted Transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not transferred, or you must divide your Subscription Warrant into Subscription Warrants of appropriate smaller denominations by following the instructions in item 4 below. The Subscription Warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this instruction 3(b). You should allow a minimum of seven to ten days for your transferee to exercise the rights evidenced by the new Subscription Warrant. Neither GSE Systems nor the Subscription Agent will be liable to the transferor or transferee of rights if the Subscription Warrant or other required documents are not received in time for exercise prior to the Expiration Date.

         As used herein, the term 'Permitted Transferees' means: (i) a Right holder's immediate relatives, i.e., spouse, children and parents; (ii) entities wholly owned or controlled by such Right holder; (iii) if the Right holder is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls such Right holder; (iv) if the Right holder is a trust, the settlors, grantors, trustees or beneficiaries of such Right holder or immediate relatives or entities wholly owned or controlled by such settlors, grantors, trustees or beneficiaries; (v) and transferees by operation law in the event of death or dissolution of the Right holder.

         Any purported transfer by you will not be given effect until you certify to the Subscription Agent that the transferee you name on Form 2 is a Permitted Transferee as defined above. GSE Systems or the Subscription Agent may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

4. To have a Subscription Warrant Divided into Smaller Denominations.

         Send your Subscription Warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Subscription Warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Warrants are to be issued in a name other than that in which the old Subscription Warrant was issued.

         Subscription Warrants may not be exercised in a manner that would result in the purchase of a fractional Share, and any instruction to do so will be rejected and rounded down to the nearest whole Share to the extent of payment actually received (with a refund to you without interest of any excess payment actually received for any fractional Share by the Subscription Agent). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Subscription Warrants in time to enable you to exercise the associated Rights by the Expiration Date. Neither GSE Systems nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. Execution.

         (a)  Execution by Registered Holder. The signature on the
Subscription Warrant must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Warrant without any alteration or change whatsoever. Persons who sign the Subscription Warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b) Execution by Person other than Registered Holder. If the Subscription Warrant is executed by a person other than the holder named on the face of the Subscription Warrant, proper evidence of authority of the person executing the Subscription Warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in instruction 3(b) above, to a transferee other than a bank or broker or the Subscription Agent.

6. Method of Delivery.

         The method of delivery of Subscription Warrants and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder.

         If Subscription warrants and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date.

         Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

7. Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.

         In the case of holders of Rights that are held of record through The Depository Trust Company ('DTC'), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being 'DTC Exercised Rights') from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., Eastern Time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from GSE Systems at the address and telephone number listed above, together with payment of the appropriate Subscription Price for the number of Shares for which the Oversubscription Privilege is to be exercised.

         If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.




8.       Substitute Form W-9.

         Each Rights holder who elects to exercise the Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ('TIN') on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of the Substitute Form W-9 may be obtained upon request from GSE Systems at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to dividends that may be paid by GSE Systems on Shares purchased upon the exercise of Rights (for those holders exercising Rights).

                                    Exhibit A
                          Notice of Guaranteed Delivery


                                    Exhibit B
                                    Form W-9